ROTECH MEDICAL CORPORATION


                           OFFER TO PURCHASE FOR CASH
                                 ALL OUTSTANDING
               5 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2003
                                       OF
                           ROTECH MEDICAL CORPORATION
              ($110 MILLION AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)


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SUBJECT  TO THE TERMS AND  CONDITIONS  SET FORTH IN THE OFFER TO  PURCHASE,  THE
OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 4, 1997, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE OR THE LATEST EXTENSION THEREOF, IF EXTENDED, THE "EXPIRATION DATE"). DEBENTURES TENDERED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
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To Our Clients:

     Enclosed for your consideration is the Change of Control Notice and Offer to Purchase dated November 5, 1997 (as the same may be amended or supplemented from time to time, the "Offer to Purchase") and related Letter of Transmittal and instructions thereto (the "Letter of Transmittal") relating to the offer (the "Offer") by RoTech Medical Corporation (the "Company") to purchase all of its outstanding 5 1/4% Convertible Subordinated Debentures due 2003 (the "Debentures").

     The total consideration payable pursuant to the Offer to a Holder who validly tenders Debentures prior to 5:00 p.m., New York City time, on the Expiration Date (and does not validly withdraw such Debentures) shall be an amount equal to 100% of the principal amount of such Debentures, plus accrued interest to, but not including, the date of repurchase (the "Repurchase Price"). Pursuant to the terms of the Indenture, the Debentures may be redeemed in whole or in part at the option of RoTech at any time on or after June 4, 1999, at a price, expressed as a percentage of the principal amount, initially equal to 103.00% and declining to 100.75% on June 1, 2002.

     Consummation of the Offer is subject to certain conditions described in the Offer to Purchase. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

     THIS MATERIAL RELATING TO THE OFFER IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF DEBENTURES CARRIED BY US FOR YOUR ACCOUNT OR BENEFIT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF ANY SUCH DEBENTURES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER DEBENTURES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to tender any or all such Debentures held by us for your account, pursuant to the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal. We urge you to read the Offer to Purchase and the Letter of Transmittal carefully before instructing us to tender your Debentures.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Debentures with respect thereto on your behalf in accordance with the provisions of the Offer. The Offer will expire at 5:00 p.m., New York City time, on December 4, 1997, unless extended (the "Expiration Date"). Debentures tendered pursuant to the Offer may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

Your attention is directed to the following:

     1.   The Offer is for all outstanding Debentures.

     2. Consummation of the Offer is conditioned upon, among other things, satisfaction of the General Conditions (as defined in the Offer to Purchase).

     3. Tendering holders may withdraw their tendered Debentures at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     4. Any transfer taxes incident to the transfer of Debentures from the tendering holder to the Company will be paid by the Company, except as provided in the Offer to Purchase and the instructions to the Letter of Transmittal.

     5. The Offer is not being made to (nor will the surrender of Debentures for purchase be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

     6. The acceptance for payment of Debentures validly tendered and not validly withdrawn and the payment of the Repurchase Price will be made as promptly as practicable after the Expiration Date. Subject to rules promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company, however, expressly reserves the right to delay acceptance of any of the Debentures or to terminate the Offer and not accept for payment any Debentures not theretofore accepted if any of the conditions set forth in the Offer to Purchase under the caption "The Offer -- Conditions of the Offer" shall not have been satisfied or waived by the Company. The Company will pay the Repurchase Price promptly following acceptance of the Debentures.

     7. The Company expressly reserves the right, subject to applicable law and the terms of the Offer, (i) to delay acceptance for purchase of any Debentures or, regardless of whether such Debentures were theretofore accepted for payment, to delay the purchase of any Debentures pursuant to the Offer and to terminate the Offer and not accept for payment any Debentures not theretofore accepted for purchase, upon the failure of any of the conditions to the Offer specified herein to be satisfied, by giving oral or written notice of such delay or termination to the Depositary and (ii) at any time, or from time to time, to amend the Offer in any respect. The reservation by the Company of the right to delay acceptance for payment of Debentures is subject to the provisions of Rule 13e-4(f)(5) under the Exchange Act, which requires that the Company pay the consideration offered or return the Debentures deposited by or on behalf of holders thereof promptly after the termination or withdrawal of the Offer.

     8. Consummation of the Offer may have adverse consequences to non-tendering holders, including that the reduced amount of outstanding Debentures as a result of the Offer may adversely affect the trading market, liquidity and market price of the Debentures.

     If you wish to have us tender any or all of the Debentures held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.


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

                  INSTRUCTIONS REGARDING THE OFFER TO PURCHASE
                               WITH RESPECT TO THE
               5 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2003
                                       OF
                           ROTECH MEDICAL CORPORATION

     The  undersigned  acknowledge(s)  receipt of your  letter and the  enclosed
documents   referred  to  therein  relating  to  the  Offer  of  RoTech  Medical
Corporation.

     This will instruct you whether to tender the principal amount of Debentures indicated below held by you for the account of the undersigned, pursuant to the terms of and conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Box 1 [ ]  Please tender the indicated Debentures held by you for my account.

Box 2 [ ]  Please do not tender any Debentures held by you for my account.

Date:______________, 1997


                                               --------------------------------

                                               --------------------------------
                                               Signature(s)



                                               --------------------------------

                                               ---------------------------------
                                               Please print name(s) here

Principal amount of Debentures to Be Tendered: ---------------------------------

                                               --------------------------------

$______________________*
(must be in principal amounts equal to $1,000  ---------------------------------
or integral multiples thereof)                  Please type or print address

                                               ---------------------------------
                                                Area Code and Telephone Number

                                               ---------------------------------
                                               Taxpayer Identification or Social
                                               Security Number

                                               ---------------------------------
                                                   My Account Number with You

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*    UNLESS  OTHERWISE  INDICATED,  SIGNATURE(S)  HEREON BY BENEFICIAL  OWNER(S)
     SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL DEBENTURES OF SUCH BENEFICIAL OWNER(S).



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